CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-181502, File No. 333-174948, and File No. 333-191875) and Form S-8 (File No. 333-188839 and File No. 333-196533) of InspireMD, Inc. of our report dated February 13, 2018 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 13, 2018	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited